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                                                                   EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of August 12, 1996, by and between Alyn Corporation ("Employer"), and Tom Miller ("Employee").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1.   Employment: Employer hereby employs Employee, and Employee hereby
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accepts employment with Employer, on the terms and conditions set forth herein.

     2.   Duties:
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          (a)  So long as he shall be elected to such offices, Employee shall continue to occupy the position of and perform all the acts and duties of Director of Sales and Marketing of Employer, which include reporting to the Chief Executive Officer of the Company and management of the sales and marketing staff of the Employer. Employer's Board of Directors may extend Employee's duties and titles from time to time; provided, however, that during the term of this Agreement, Employer's responsibilities shall be commensurate with his current responsibilities as Director of Sales of Employer.
          (b) Employee shall be required to reasonably devote his entire time, ability and attention to the business of Employer.

     3.   Term: Subject to the provisions for termination as herein provided,
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the term of employment of Employee shall be twelve (12) months, beginning
August 12, 1996, and ending August 12, 1997. Thereafter, this Agreement shall automatically be renewed for a renewal term of one (1) year after the expiration of the initial term, and for successive one-year renewal terms thereafter, unless either party gives the other written notice ("Notice") to terminate the Agreement at the expiration of the initial term or of the first one-year renewal term or of any such successive one-year renewal term. In view of the significant confidential information, including proprietary trade secrets, that will be provided to Employee by Employer, the notice must be given at least three (3) months prior to the expiration of any such Term; provided, however, Employer may shorten such Notice period in the event Employer is terminating Employee's employment for Cause (in accordance with section 14 hereof), and Employee may shorten such Notice period in the event Employee is terminating Employee's employment hereunder for Employer's Breach (in accordance with section 14(e) hereof). The Initial Term and any one-year renewal term or subsequent successive renewal term shall be collectively referred to as the "Term of Employment".

     4.   Compensation:
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          (a)   Base Salary. The compensation to be paid Employee by Employer
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for all services rendered to Employer during the term of this Agreement, or to a parent or subsidiary of Employer, shall be determined by the Board of Directors and the Chairman of the Board and President of Employer or any of the foregoing as the context may require (such persons, together with the Chief Operating Officer of Employer, being referred to collectively as the "Management

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of Employer"), but in no event shall such annual salary be less than One hundred thousand dollars ($100,000.00) ("Base Salary"), payable in twenty-four (24) equal semi-monthly installments in arrears, on the 1st and 15th day of the month. The Base Salary shall be reduced by income tax and other applicable withholdings, and may be payable by Employer, or by a parent or subsidiary of Employer, at the Employer's discretion.
          (b)  Bonus. In addition to his Base Salary, the Employee shall be
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paid an annual bonus in accordance with the Employer's bonus plan, and based on company and individual performance, the minimum amount of which for a full year shall be $40,000. Bonus awards shall be granted at the end of December, on a pro-rated basis for employment terms less than one year.

          (c)  Car Allowance. In addition to his base salary, the Employee
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shall be provided an amount of $500 per month for a car allowance.

          (d)  Awards for Patents. Employee agrees to promptly disclose to
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Employer all inventions, designs, improvements, and discoveries related to the business of Employer, which Employee has while employed by the Company. In addition to all other compensation, the Company agrees to pay Employee $10,000 for each patent application the Company elects to file in which Employee is named as inventor or co-inventor. Should a patent be granted and the Company sells products embodying any claims of the patent, the Company, its successors and assigns, shall pay 3% of the gross sales to Employee, or his estate, for those sales attributable to the invention from the conception date through the life of the patent. Should the embodiment of the invention constitute only a portion of the total sales price, 3% of only that portion of the sales price which may be reasonable attributed to the invention shall be paid to Employee. Both the Company and Employee agree to consent to binding mutually agreeable third party arbitration should Employee dispute said valuation.

     5.   Vacation: Employee shall be entitled each year to a vacation of not
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less than three (3) weeks, during which time his compensation shall be paid in full. For vacation purposes, a year shall be deemed to run from Employee's start date to twelve months thereafter. Employee's entitlement to such paid vacation shall accrue ratably over each such year.

     6.   Working Facilities: Employee shall be furnished with facilities,
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amenities and services as are presently or may be hereinafter furnished to senior management officers of Employee and as are adequate for the performance of their duties.

     7.   Other Benefits:
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          (a)    Employee shall be entitled to participate on a basis consistent with other executive employees of Employer in deferred compensation, savings, 401(K), hospitalization, medical, disability, and life insurance programs in accordance with such plans as Employer or its corporate parent may now have in effect or may adopt from time to time, commensurate with the Employee position.

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          (b)  Employee shall also receive such other additional compensation, rights and other benefits as the Management of Employer shall from time to time, in its absolute and sole discretion, grant to him.
          (c) Employee shall be entitled to participate on a basis consistent with other executive employees of Employer in the stock option program, with the opportunity to purchase up to 45,000 shares of Employer's stock in a manner consistent with the Employer's program. Said program generally being described as follows: "An option to purchase 45,000 common shares of the Company over a period of three years, at a price established by the initial public offering, said purchase being available in incremental quantities, namely one third at the end of the first year after the employment start date, one third after the second year, and one third after the third year."

     8.   Expenses:  Employee is authorized to incur on behalf of Employer
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expenses in connection with the performance of his duties hereunder or in promoting or furthering the business of Employer, including dues for expenses for entertainment, travel, lodging and similar items, in accordance with the standards and policies that the Management of Employer may establish from time to time. Any such charges may be paid for directly by Employee, who shall be reimbursed by Employer upon the submission to Employer's Treasurer of an itemized account of such expenditures.

     9.   Location:  The office at which Employee will be employed is located in
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Orange County. Employee will not be required to relocate outside of the Orange
County, California, area without his voluntary consent. The withholding of such consent shall not be grounds for any action taken against Employee.

     10.  Confidentiality:  Except as required in the ordinary course of
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Employer's Business (which currently is the design, development, manufacture and marketing of advanced materials and industrial and consumer products for a variety of selected markets, including, but not limited to, products and uses based on the Employer's proprietary patented technology for the application of boron carbide in lightweight metal matrix composites under the name Boralyn(R) and silicon nitride blanks and finished shapes sold under the Ceralyn(TM) name), Employee shall hold in confidence and not disclose to any person or entity without the express prior written authorization of Employer, either during the term of this Agreement or any time thereafter, the names or addresses of any of Employer's customers; Employer's past or prospective dealings with its customers; the parties, dates, or terms if any of Employer's contracts; any information, trade secrets, systems, processes or business methods, or any other secret or confidential matter relating to the customers or the business affairs of Employer or any companies affiliated with Employer. Employee acknowledges that in the course of performing his duties he may have access to confidential information, the ownership and confidential status of which are highly important to Employer and he agrees to comply with all known policies and procedures of Employer for the protection of said confidential information. The term "confidential information" as used in this Agreement means (1) proprietary information of Employer including, but not limited to, formulas, procedures, processes, materials, client lists and vendor lists (2) information marked or designated by Employer as confidential (3) information whether or not in written form which is known by the Employee to be treated by Employer as

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confidential and (4) information provided to employee by third parties which
Employer is obligated to keep confidential. Employee agrees as follows:

     (a) Employee will not copy, transmit, reproduce, summarize, quote or make any commercial or other use whatsoever of Employer's confidential information except as may be necessary in the performance of his duties for Employer.

     (b) Employee will exercise the highest degree of care in safeguarding Employer's confidential information against loss, theft or other inadvertent disclosure and agree generally to take all steps necessary to ensure the maintenance of confidentiality.

     (c) Upon termination of Employee's employment, or as otherwise requested by Employer, Employee will deliver promptly to Employer all of Employer's confidential information in whatever form that may be in Employee's possession or under Employee's control.

     (d) Employee will not disclose Employer's confidential information directly or indirectly under any circumstances or by any means to any third person without the express written consent of Employer.

     11.   Non-Competition:  During the Term of Employment and for a period of
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two (2) years after Employee's termination of employment, Employee shall not, without the prior written consent of Employer, compete with Employer, its subsidiaries, successors, or assigns, either directly or indirectly, as an owner, member, partner, employee, officer, director or agent of any sole proprietorship, association, partnership or corporation. For the purposes of this paragraph, the terms "compete" and "competition" and "competitor" shall refer to activities commercially similar to those that constitute all or any reasonably material part of Employer's Business, as such was constituted, or as Employee knew or reasonably expected was contemplated, at any time during the Term of Employment.

     Should any term or condition of these covenants against competition be found to be unreasonable or excessive by any court of competent jurisdiction, the parties agree to accept as binding in lieu thereof any lesser restrictions which said court may deem reasonable.

     Both Employer and Employee recognize that no adequate remedy at law exists in which to enforce the terms and conditions of this Agreement. Therefore, in the event Employee breaches the confidentiality or covenant not-to-compete provisions of this Agreement, Employer shall be entitled to injunctive relief prohibiting the continued breaches of the Agreement by the Employee.

     12.   Right to Employer Materials:  Employee agrees that all documents
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relating to Employer's Business, including, but not limited to the following;
advertising literature, drawings, blueprints, notes, memorandum, specification, devices, mechanical parts, formula, lists, materials, books, files, reports, correspondence, records and other documents or similar electronic material

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("Employer Materials"), shall remain the property of Employer. Employer
Materials constitute trade secrets of Employer and shall not be disclosed to any other party except as expressly authorized by Employer. Upon termination of employment, for any reason, all Employer Materials shall be returned immediately to Employer, and Employees shall not make or retain any copies thereof. Employee acknowledges and agrees that any knowledge, information and materials in Employee's possession relating Employer's Business which Employee possessed at any time, shall also be deemed to constitute part of Employer Material for purposes of this Section.

     13.  Invention and Patents: Subject to the provisions of paragraph 4(d),
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Employee agrees that he will promptly and from time to time fully inform and disclose to Employer all inventions, designs, improvements, and discoveries which he now has or may hereafter have during the term of this Agreement which pertain to or relate to the Business of Employer or to any experimental work carried on by Employer, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, designs, improvement and discoveries shall be the exclusive property of Employer. Employee shall assist Employer to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by Employer and shall execute all documents and do all things necessary to obtain letters patents, vest Employer with full and exclusive title thereto, and protect the same against infringement by others. This provision shall apply with equal force and effect to any items that may be subject to copyright or trademark protection. This provision does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Employer was used and which was developed entirely on the Employee's own time, and (a) which does not relate, at the time the invention is conceived or reduced to practice, to (1) the Business of Employer, or (2) actual, or demonstrably related anticipated research or development of Employer; or (b) which does not result from any work performed by the Employee for the Employer. The provision set forth in the preceding sentence shall not, however, in any way authorize Employee to engage in any such activities set forth therein in contravention of the provisions of his duties and obligations hereunder.

     14.  Termination:
          -----------

          (a) The Employer may terminate the employment of Employee hereunder for Cause at any time and without prior Notice or for any other reason on six (6) months' Notice in writing to the Employee. Employee may terminate his employment hereunder at any time on three (3) months' Notice to the Employer, or on two (2) weeks' notice after the last period provided in
     Section 14(e) hereof.

          (b) If the Employer terminates Employee's employment for "Cause" (as defined below) or Employee terminates his employment for any reason other than an Employer's Breach (as defined herein) then the Employer shall pay Employee all accrued and unpaid Base Salary and benefits (including accrued but unused vacation time) through the termination date and Employer shall have no further obligations hereunder.


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                (c) If the Employer terminates Employee's employment other than for Cause, or if Employee terminates his employment on account of an Employer's Breach or as a result of Employee's death or disability, then the Employer shall, subject to the Employee's compliance with Sections 10, 11, 12 and 13 hereof, pay Employee (i) all accrued and unpaid Base Salary and benefits (including accrued but unused vacation time) through the termination date and (ii) continued Base Salary until the earlier of
        (A) the expiration of the then current Term without any further extensions thereof or (B) the date which is six (6) months after the termination date and thereafter Employer shall have no further obligations hereunder. Any amounts paid pursuant to this Section 14(c) shall be reduced by the amount of any disability benefits or life insurance proceeds paid to Employee or Employee's beneficiary pursuant to a policy maintained by Employer.

                (d) The phrase "Cause" means any of the following:

                        (i) breach by Employee of Sections 10, 11, 12 or 13 of this Agreement;

                        (ii) material breach of any other provision of this Agreement by Employee (other than any such breach resulting from Employee's incapacity due to physical or mental illness), if that breach is not remedied within 30 days after written notice to Employee describing the acts alleged to constitute Cause;

                        (iii) any act of fraud, misappropriation, embezzlement
                or similar willful and malicious conduct by Employee against the Employer; or

                        (iv) indictment of Employee for a felony or any conviction of, or guilty plea by Employee to, a crime involving moral turpitude if that crime of moral turpitude tends or would reasonably tend to bring the Employer into disrepute.

                (e) The phrase "Employer's Breach" shall mean Employer's material breach of the terms of this Agreement if such breach is not remedied within 45 days after written notice to Employer describing the acts alleged to constitute such material breach. Notwithstanding anything herein to the contrary, Employee's termination shall not be on account of Employer's Breach unless it occurs within five (5) days after the expiration of the 45-day period referred to in this paragraph.

                (f) The phrase "disability" shall mean a physical or mental disability which renders Employee incapable of satisfactory performing his duties under the Agreement for a period of 90 days out of 180 consecutive days.

        15.  Successors and Assigns:  The rights and obligations of Employer
             ----------------------
under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer, and the rights and obligations of Employee under this Agreement shall inure and be binding upon his heirs, executors and administrators.

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     16.  Definitions:  For purposes of this Agreement unless the context
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indicates otherwise, the term "Employer" shall be deemed to also include any corporation which is in control of, controlled by or under common control with Employer, whether or not Employee is directly employed by such other corporation or corporations.

     17.  Notices:  Any notice to be given to Employer under the terms of this
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Agreement shall be addressed to the President of the Employer at 16781 Noyes
Ave., Irvine, CA 92606, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any such notice (except notice of a change of address) shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Notice of a change of address shall be deemed given only when received.

     18.  Waiver:  Except as provided in Section 14(e), either party's failure
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to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     19.  Governing Law and Binding Effect:  This Agreement shall be interpreted
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and construed in accordance with the laws of the State of California and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

     20.  Captions and Paragraph Headings:  Captions and paragraph headings used
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herein are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

     21.  Severability:  The invalidity or inability to enforce any provision
          ------------
hereof or any part of any provision hereof shall in no way affect the validity or ability to enforce any other provision or part hereof, and this Agreement shall be interpreted, construed and enforced as though the invalid or unenforceable provision were not contained herein.

     22.  Counterparts:  This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     23.  Entire Agreement:  This Agreement supersedes all prior agreements and
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understandings between the parties and may not be modified or terminated orally.
No modification, termination, or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first set forth above.

                    EMPLOYER:  Alyn Corporation
                               A Delaware Corporation

                        By:    [SIGNATURE APPEARS HERE]
                               ----------------------------
                        Title:  Chief Operating Officer
                               ----------------------------

                    EMPLOYEE:  /s/ Thomas Miller
                               ----------------------------
                               Thomas Miller
                               Date: 7/25/96

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